Exhibit 15.2

                 Letter from Jacobson, Scott, Gordon & Horewitch




                                            July 24, 1997




               Securities and Exchange Commission
               Washington,  D.C. 20549

               Re: CTI Industries Corporation



               Gentlemen:

               We have read the disclosure regarding the change in independent accountants that is included in the Form SB-2 registration of CTI Industries Corporation as filed with the Commission on July 24, 1997.

               We agree with all statements made relative to our firm in the disclosure.

               If there is any additional information you may need, please advise.




               Very truly yours,


               /s/ E. Ramsey Gordon

               JACOBSON SCOTT GORDON & HOREWITCH By:
               E. Ramsey Gordon